Exhibit 10.1

Grantee: [ __ ]
GRAMERCY PROPERTY TRUST
GPT OPERATING PARTNERSHIP LP

2016 EQUITY INCENTIVE PLAN
LTIP UNIT AWARD AGREEMENT
Name of Grantee: [ __ ] (the “Grantee”)
No. of Absolute TSR LTIP Units: [ __ ]
No. of Relative TSR LTIP Units: [ __ ]
Grant Date: [ __ ], 2016 (the “Grant Date”)

This AWARD AGREEMENT (this “Agreement”) is entered into by Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), GPT Operating Partnership LP, a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Partnership”), GPT Management Co. LLC, a Delaware limited liability company (the “Employer”), and the Grantee as of the Grant Date.
WHEREAS, the Company has adopted the Gramercy Property Trust 2016 Equity Incentive Plan (the “Equity Plan”) to provide incentive compensation to attract and/or retain employees of the Company and this Agreement evidences an award tog the Grantee under the Equity Plan (the “Award”), which is subject to the terms and conditions set forth herein;
WHEREAS, unless the context requires otherwise, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Equity Plan; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant LTIP Units in the Partnership to the Grantee subject to the terms and conditions set forth below, and the Board has caused the Partnership to issue to the Grantee the number of LTIP Units set forth below subject to the terms and conditions set forth below.
NOW, THEREFORE, it is hereby agreed as follows:
1.Award. The Grantee is hereby granted an Award consisting of LTIP Units that may be earned based on Absolute TSR (the “Absolute TSR LTIP Units”) and LTIP Units that may be earned based on Relative TSR (the “Relative TSR LTIP Units” and, together with the Absolute TSR LTIP Units, “Award LTIP Units”) during the Measurement Period as set forth in Section 2 and 3 below, respectively. The total number of Award LTIP Units that constitute the Absolute TSR LTIP Units and the Relative TSR LTIP Units are set forth above. Award LTIP Units that are earned pursuant to Section 2 or 3 below will remain subject to vesting in accordance with the terms set forth in Section 4 below.

2.Absolute TSR LTIP Units.
(a)Subject to the provisions of Sections 2(b) and 2(c) below in the event of a Qualified Termination or Change-in-Control prior to the end of the Performance Period, the number of Absolute TSR LTIP Units that are earned will be based on Absolute TSR during the Measurement Period in accordance with the following table:

Performance Level (% of Target Earned)	Absolute TSR	Number of Absolute TSR LTIP Units Earned
Below Threshold (0%)	Less than 4.5%	0
Threshold (50%)	4.5%	[______]
Target (100%)	7.0%	[______]
Maximum (200%)	12.0% or higher	[______]

For Absolute TSR between 4.5% and 7.0%, the number of Absolute TSR LTIP Units earned will be based on a linear interpolation between the number of Absolute TSR LTIP Units that would have been earned if Absolute TSR was 4.5% and the number that would have been earned if Absolute TSR was 7.0%, as set forth above. For Absolute TSR between 7.0% and 12.0%, the number of Absolute TSR LTIP Units earned will be based on a linear interpolation between the number of Absolute TSR LTIP Units that would have been earned if Absolute TSR was 7.0% and the number that would have been earned if Absolute TSR was 12.0%, as set forth above.
(b)If the Valuation Date occurs upon the date of a Qualified Termination, the number of Absolute TSR LTIP Units earned shall equal the number of Absolute TSR LTIP Units that would be earned pursuant to Section 2(a) prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Qualified Termination. Notwithstanding the foregoing, if a Qualified Termination occurs prior to, but in connection with, a Change-in-Control, then, for purposes of determining the number of Absolute TSR LTIP Units that the Grantee earns, such Qualified Termination will be treated as if it were a Change-in-Control.
(c)For avoidance of doubt, if the Valuation Date occurs upon the date of a Change-in-Control, the number of Absolute TSR LTIP Units earned shall equal the full number of Absolute TSR LTIP Units earned pursuant to Section 2(a) without proration.
(d)On or promptly following the Valuation Date, the Committee shall perform the final calculations to determine the number of Absolute TSR LTIP Units earned by the Grantee as of the Valuation Date (the date on which such determination is made is referred to herein as the “Determination Date”). The Grantee shall have no rights to Absolute TSR LTIP Units earned pursuant to this Section 2 until the number of such Absolute TSR LTIP Units are determined by the Committee; provided that any Absolute TSR LTIP Units earned will be deemed to have been earned as of the Valuation Date for purposes of determining the Grantee’s rights hereunder. As of the Valuation Date, the Grantee shall automatically forfeit any Absolute TSR LTIP Units that are not earned as of or prior to the Valuation Date pursuant to this Section 2.

3.Relative TSR LTIP Units.
(a)    Subject to the provisions of Sections 3(b) and 3(c) below in the event of a Qualified Termination or Change-in-Control prior to the end of the Performance Period, the number of Relative TSR LTIP Units that are earned will be based on Relative TSR as of the Valuation Date in accordance with the following table:

Performance Level (% of Target Earned)	Relative TSR	Number of Relative TSR LTIP Units Earned
Below Threshold (0%)	Below 33rd percentile	0
Threshold (50%)	33rd percentile	[______]
Target (100%)	55th percentile	[______]
Maximum (200%)	80th percentile or greater	[______]

For Relative TSR falling between the 33rd percentile and the 55th percentile, the number of Relative TSR LTIP Units earned will be based on a linear interpolation between the number of Relative TSR LTIP Units that would have been earned if Relative TSR was at the 33rd percentile and the number that would have been earned if Relative TSR was at the 55th percentile, as set forth above. For Relative TSR falling between the 55th percentile and the 80th percentile, the number of Relative TSR LTIP Units earned will be based on a linear interpolation between the number of Relative TSR LTIP Units that would have been earned if Relative TSR was at the 55th percentile and the number that would have been earned if Relative TSR was at the 80th percentile, as set forth above.
(b)    If the Valuation Date occurs upon the date of a Qualified Termination, the number of Relative TSR LTIP Units earned shall equal the number of Relative TSR LTIP Units that would be earned pursuant to Section 3(a) based on Relative TSR as of the Valuation Date prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Qualified Termination. Notwithstanding the foregoing, if a Qualified Termination occurs prior to, but in connection with, a Change-in-Control, then, for purposes of determining the number of Relative TSR LTIP Units that the Grantee earns, such Qualified Termination will be treated as if it were a Change-in-Control.
(c)    For avoidance of doubt, if the Valuation Date occurs upon the date of a Change-in-Control, the number of Relative TSR LTIP Units earned shall equal the full number of Relative TSR LTIP Units earned pursuant to Section 3(a) without proration.
(d)    On the Determination Date, the Committee shall perform the final calculations to determine the number of Relative TSR LTIP Units earned by the Grantee as of the Valuation Date. The Grantee shall have no rights to Relative TSR LTIP Units earned pursuant to this Section 3 until the number of such Relative TSR LTIP Units are determined by the Committee; provided that any Relative TSR LTIP Units earned will be deemed to have been earned as of the Valuation Date for purposes of determining the Grantee’s rights hereunder. As of the Valuation Date, the Grantee shall automatically forfeit any Relative TSR LTIP Units that are not earned as of or prior to the Valuation Date pursuant to this Section 3.
4.Vesting; Termination of Grantee’s Employment.
(a)    Subject to Section 4(b) below, the Award LTIP Units earned pursuant to Sections 2 and 3 shall become vested as follows: (i) one-half (1/2) of such Award LTIP Units shall become vested as of June 30, 2019; and (ii) one-half (1/2) of such Award LTIP Units shall become vested on June 30, 2020, subject to the Grantee’s continued employment by the Company (or its subsidiaries) through such dates. Except as provided in Sections 2(c) and 3(c) above and Sections 4(b) below, if at any time the Grantee shall cease to be an employee of the Company and its subsidiaries for any reason, then all Award LTIP Units that remain unvested at such time shall automatically and immediately be forfeited by the Grantee.
(b)    Notwithstanding the foregoing, upon the occurrence of a Qualified Termination, subject to the Grantee signing a release containing, among other provisions, a release of claims and non-disparagement, confidentiality and return of property agreements, in a form and manner satisfactory to the Company (the “Release”) and the Release becoming irrevocable, all within thirty (30) days after the date of such Qualified Termination, all the Grantee’s outstanding unvested Award LTIP Units that are earned or have previously been earned pursuant to Section 2 or 3 above shall become vested upon the date that is thirty (30) days following the date of such Qualified Termination. Any termination or forfeiture of unvested Award LTIP Units that otherwise would have occurred on or within thirty (30) days after the Grantee’s date of termination will be delayed until the 30th day after such date and will occur only to the extent such Award LTIP Units do not vest pursuant to this Section 4. Notwithstanding the vesting schedule set forth in this Section 4, above, no additional vesting shall occur during this 30-day period following the Grantee’s date of termination.
5.Distributions; Allocations.
(a)    The Grantee shall be entitled to receive distributions with respect to the Award LTIP Units to the extent provided for in the Partnership Agreement; provided that the Distribution Participation Date (as defined in the Partnership Agreement) with respect to any earned Award LTIP Unit shall be the Valuation Date and the LTIP Unit Sharing Percentage (as defined in the Partnership Agreement) shall be 10%. In addition, promptly after the Determination Date (and, in any event, no more than 30 days after the Determination Date), the Employer will pay the Grantee an amount in cash equal to (1) the product of (A) the number of Award LTIP Units earned hereunder multiplied by (B) the per share amount of all distributions declared with respect to the Common Shares with a record date on or after July 1, 2016 and before the date on which such Award LTIP Units are earned multiplied by (C) the Conversion Factor (as defined in the Partnership Agreement) less (2) the amount of distributions that the Grantee received from the Partnership with respect to the Award LTIP Units with a Partnership Record Date (as defined in the Partnership Agreement) prior to the date on which the Award LTIP Units are earned hereunder

(b)    Notwithstanding anything to the contrary contained in the Partnership Agreement, the Partnership will hold in escrow until the Determination Date any distributions on the Award LTIP Units with a record date occurring after the Valuation Date and prior to the Determination Date. Upon the Determination Date, the Partnership will release to the holder of the Award LTIP Units the portion of such distribution, if any, that such holder would have been entitled to receive assuming that any forfeiture of Award LTIP Units occurring pursuant to Section 2(d) or 3(d) had occurred on the Valuation Date and the remainder of such distribution will be forfeited to the Partnership.
(c)    Except as specifically set forth above, all distributions paid with respect to the Award LTIP Units, both before and after the Determination Date, shall be fully vested and non-forfeitable when paid, whether or not the Award LTIP Units have been earned based on performance or have become vested based on continued employment as provided in Section 4 hereof.
6.Restrictions on Transfer. Except as otherwise permitted by the Committee, none of the Award LTIP Units granted hereunder nor any of the Class A Units of the Partnership into which such Award LTIP Units may be converted (the “Award Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the Redemption Right (as defined in the Partnership Agreement) may not be exercised with respect to the Award Units, provided that, at any time after the date that (a) the Award LTIP Units vest and (b) is two (2) years after the Grant Date, (i) Award LTIP Units or Award Units may be Transferred to the Grantee’s Family Members by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 6 and (ii) the Redemption Right may be exercised with respect to Award Units, and Award Units may be Transferred to the Partnership or the Company in connection with the exercise of the Redemption Right, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Additionally, all Transfers of Award LTIP Units or Award Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Units not in accordance with the terms and conditions of this Section 6 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization, significant repurchases of shares or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than regular cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Award, then the Committee shall take any such action as in its discretion shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event.
8.Definitions. Unless the context requires otherwise, capitalized terms used herein without definitions shall have the meanings given to those terms in the Equity Plan. In addition, as used herein:
“Absolute TSR” means, with respect to the Measurement Period, the average, compounded, annual (or annualized) return (expressed as a percentage) that would have been realized by a shareholder who (A) bought one Common Share at the Common Share Price on the Effective Date, (B) reinvested each distribution declared during the Measurement Period with respect to such Common Share (and any other Common Shares, or fractions thereof, previously received upon reinvestment of distributions or on account of distributions), without deduction for any taxes with respect to such distributions or any charges in connection with such reinvestment, in additional Common Shares at a price per Common Share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such distribution less (ii) the amount of such distribution, and (C) sold such Common Shares on the Valuation Date at the Common Share Price as of such date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale.  As set forth in, and pursuant to, Section 7 of this Agreement, appropriate adjustments to the Absolute TSR shall be made to take into account all share dividends, share splits, reverse share splits and the other events set forth in Section 7 hereof that occur during the Measurement Period.
“Cause” means (A) if the Grantee is a party to an Employment Agreement that includes a definition of “cause,” the definition of such term in such Employment Agreement, or (B) if the Grantee is not party to an Employment Agreement that defines “cause,” (i) engaging in (a) willful or gross misconduct or (b) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its subsidiaries; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its subsidiaries; (iv) fraud, misappropriation or embezzlement; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Grantee; (vi) any illegal act detrimental to the Company or its subsidiaries; (vii) repeated failure to devote substantially all of the Grantee’s business time and efforts to the Company or its subsidiaries; or (viii) the Grantee’s failure to competently perform the Grantee’s duties after receiving notice from the

Company or its subsidiaries, specifically identifying the manner in which the Grantee has failed to perform.
“Change-in-Control” means:
(a)    any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (1) the combined voting power of the Company’s then outstanding securities or (2) the then outstanding Common Shares (or other similar equity interest, in the case of a company other than a corporation), in either such case other than as a result of an acquisition of securities directly from the Company; or
(b)    there shall occur any consolidation or merger of the Company that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or
(c)    there shall occur (1) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company, as applicable, immediately prior to such sale, or (2) the approval by shareholders of the Company, as applicable, of any plan or proposal for the liquidation or dissolution of the Company, as applicable; or
(d)    the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Trustees”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any trustee whose election, or nomination for election by the Company’s shareholders was approved or ratified by a vote of at least a majority of the Incumbent Trustees shall be deemed to be an Incumbent Trustee.
“Class A Units” has the meaning given to that term in the Partnership Agreement.
“Common Shares” means the Company’s common shares of beneficial interest, par value $0.01 per share, either currently existing or authorized hereafter.

“Common Share Price” means, as of a particular date, the average of the Fair Market Values of one Common Share for the twenty (20) trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that appropriate adjustment will be made if any of such trading days is the ex-dividend date for a dividend or other distribution on the Common Shares and provided, further, that if such date is the date upon which a Transactional Change-in-Control occurs, the Common Share Price as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change-in-Control for one Common Share.
“Determination Date” has the meaning set forth in Section 2(d) hereof.
“Disability” means, (A) if the Grantee is a party to an Employment Agreement that includes a definition of “disability,” the definition of such term in such Employment Agreement, or (B) if the Grantee is not party to an Employment Agreement that defines “disability”, a disability which renders the Grantee incapable of performing all of his material duties even with a reasonable accommodation on a full time basis for the entire period of four consecutive months or any 120 days in a 180 day period.
“Effective Date” means July 1, 2016.
“Employment Agreement” means, as of a particular date, the Grantee’s employment agreement with the Company or one of its subsidiaries in effect as of that date, if any.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” per Common Share as of a particular date means (i) if Common Shares are then listed on a national stock exchange, the closing sales price per Common Share on the exchange for such date, as determined by the Committee, (ii) if Common Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market for such date, as determined by the Committee, or (iii) if Common Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Common Shares are so listed or traded, the Committee may make such discretionary determinations where the Common Shares have not been traded for 10 trading days.
“Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.
[“Good Reason” has the meaning set forth in the Employment Agreement.]1

1 Only to be included in awards made to employees with Employment Agreements including this concept.
“Index Companies” means, as of a particular date, all of the companies that were constituents of the MSCI US REIT Index (or, in the event such index is discontinued or its methodology significantly changed during the Measurement Period, a comparable index selected by the Committee in good faith) during the entire period from the Effective Date through such date, excluding the Company.
“LTIP Units” means LTIP Units of the Partnership.
“Measurement Period” means the period from and including the Effective Date to and including the Valuation Date.
“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, dated as of April 29, 2016, by and among the Company and the limited partners party thereto, as amended from time to time.
“Performance Period” means the period from and including the Effective Date to and including June 30, 2019.
“Qualified Termination” means the termination of the Grantee’s employment with the Company and all of its subsidiaries due to (i) a termination without Cause by the Company or one of its subsidiaries, [(ii) a termination with Good Reason by the Grantee,]2 (iii) the Retirement of the Grantee, or (iv) the Grantee’s death or Disability.
“Relative TSR” means, as of the date for which the calculation is being tested, the percentile rank of the Company’s total shareholder return from the Effective Date through such date as determined by dividing (a) the sum of (i) 100% minus the percentage of Index Companies as of such date with a total shareholder return greater than the Company, plus (ii) the percentage of Index Companies as of such date with a total shareholder return less than the Company, by (b) two. For purposes of this definition, the total shareholder return of the Company and each of the Index Companies shall be computed based on the total return that would have been realized by a shareholder who (1) bought $100 of shares of common equity securities of such company on the Effective Date at a per share price equal to the closing sales price per share on the principal national stock exchange on which shares of such common equity securities are listed on the Effective Date (or, if the Effective Date was not a trading day, the immediately preceding trading day), (2) contemporaneously reinvested each dividend and other distribution declared during the Measurement Period and received with respect to such share (and any other shares previously received upon reinvestment of dividends or other distributions) and (3) sold 1/20th of such shares on each trading day during the twenty (20) consecutive trading day period up to and including the Valuation Date (or, if the Valuation Date is not a trading day, the immediately preceding trading day) for a per share price equal to the closing sales price per share on the principal national stock exchange on which shares of such common equity securities are listed on such day; provided that if the Valuation Date is the date upon which a Transactional
2 Only to be included in awards made to employees with Employment Agreements including this concept.

Change-in-Control occurs, the ending share price of the Common Shares as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change-in-Control for one Common Share. Total shareholder return shall be computed on a consistent basis across all companies, in accordance with the foregoing, using total shareholder return data obtained from a third party data provider selected by the Committee in its sole discretion.
“Retirement” means the termination by the Grantee of the Grantee’s employment with the Company and its subsidiaries in circumstances where (i) on the date of termination, the Grantee is at least 55 years old, (ii) the Grantee’s employment with the Company (or its subsidiaries) and any company or other business that was directly or indirectly acquired by the Company has continued for a period of at least 10 continuous full years at the time of termination and (iii) the Grantee gives at least six months’ prior written notice to the Company of the Grantee’s retirement date and remains employed with the Company and/or one of its subsidiaries until such retirement date.
“Transactional Change-in-Control” means (a) a Change-in-Control described in clause (a) of the definition thereof where the “person” or “group” makes a tender offer for Common Shares, or (b) a Change-in-Control described in clauses (b) or (c)(1) of the definition thereof.
“Valuation Date” means the earlier of (a) June 30, 2019, (b) the occurrence of a Change-in-Control or (c) a Qualified Termination.
9.Miscellaneous.
(a)    Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership; provided that any amendment or modification which adversely affects the Grantee must be consented to by the Grantee to be effective as against him.
(b)    Incorporation of Equity Plan. The provisions of the Equity Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Equity Plan, this Agreement shall govern.
(c)    Effectiveness. If the Grantee is not a partner of the Partnership as of the Grant Date, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date set forth above by (i) signing and delivering to the Partnership a copy of this Agreement, and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership Agreement shall be amended to reflect the issuance to the Grantee of the Award LTIP Units, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the Award LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.

(d)    Data Privacy Consent. In order to administer the Equity Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Equity Plan and/or this Agreement.
(e)    Legend. The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
(f)    Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.
(g)    Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units.
(h)    Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
(i)    Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.
(j)    No Obligation to Continue Position as an Officer or to Employ. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an officer or to employ the Grantee and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee as an officer or employee at any time.
(k)    Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
(l)    Withholding and Taxes. The Company, the Partnership and the Employer shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law. The Grantee shall, not later than the date as of which vesting or payment in respect of this award becomes a taxable event, pay to the Company, the Partnership and/or the Employer or make arrangements satisfactory to them for payment of any Federal, state and local taxes required by law to be withheld on account of such taxable event. The obligations of the Company, the Partnership and the Employer under this Agreement will be conditional on such payment or arrangements, and the Company, the Partnership and the Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(m)    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company, the Partnership and the Employer, whether or not this Agreement is expressly assumed.
(n)    Other Agreements. Except as specifically provided otherwise in this Agreement, any provisions in any Employment Agreement or other prior agreement relating to accelerated vesting or that would otherwise modify the vesting provisions set forth herein in connection with a termination of employment, a Change-in-Control or in any other circumstance shall not apply to this Agreement or the Award LTIP Units granted hereunder, and the specific terms of this Agreement shall supersede such provisions.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first set forth above.

GRAMERCY PROPERTY TRUST

By: _________________________________
Name:
Title:

GPT OPERATING PARTNERSHIP LP

By: Gramercy Property Trust, its general partner

By: ________________________________
Name:

Title:

GPT MANAGEMENT CO. LLC

By: _________________________________
Name:
Title:

GRANTEE

_______________________________________
Name:

[Signature Page to LTIP Unit Award Agreement]

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of GPT Operating Partnership LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions of Section 15.11 titled “Power of Attorney”), and becomes a party to, the Fourth Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP, as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

________________________________
Name:
Date:
Address of Limited Partner:
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ACTIVE/87929367.4

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Grantee hereby represents, warrants and covenants as follows:
(a)The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)    The Company’s latest Annual Report to Shareholders;
(ii)    The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii)    The Company’s Report on Form 10-K most recently filed by the Company;
(iv)    The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)    Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)    The Partnership Agreement;
(vii)    The Equity Plan; and
(viii)    The Company’s Declaration of Trust.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)    The Grantee hereby represents and warrants that
(i)    The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential

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investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.
(iii)    The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Equity Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)    The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific

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exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Equity Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Equity Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)    The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vi)    No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, trustee, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph (b) above.
(c)    So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

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